UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2014

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Sabra Health Care REIT, Inc. (the “Company”) previously approved, subject to stockholder approval, amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Plan”) that would, among other changes, (1) increase the limit on the aggregate number of shares of common stock that may be delivered pursuant to awards granted under the 2009 Plan by 1,625,000 shares to a new aggregate share limit of 3,840,595 shares; (2) make shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to “full value awards” (such as restricted stock unit awards) available for new grants under the 2009 Plan beginning after December 31, 2013; (3) extend the term of the 2009 Plan until April 1, 2024; and (4) extend the performance-based award feature of the 2009 Plan through the first annual meeting of stockholders that occurs in 2019. The Company’s stockholders approved the amendments to the 2009 Plan on June 24, 2014.

The following summary of the 2009 Plan is qualified in its entirety by reference to the text of the 2009 Plan, which is attached as Exhibit 10.1 and is incorporated by reference herein.

The Board or one or more committees appointed by the Board administers the 2009 Plan. The Board has delegated general administrative authority for the 2009 Plan to its Compensation Committee. The administrator of the 2009 Plan has broad authority under the 2009 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2009 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The types of awards that may be granted under the 2009 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2009 Plan is equal to 3,840,595. Shares granted under the 2009 Plan in respect of restricted stock, restricted stock unit or other “full value” awards count against the foregoing share limit as 1.25 shares for every one share actually issued. Shares subject to outstanding awards that are settled in cash will be available for issuance under the 2009 Plan, as will any shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to “full value awards.” However, with respect to all awards other than “full value awards,” any shares exchanged or withheld or deemed exchanged or withheld as full or partial payment for any award or for withholding taxes thereon will not be available for issuance.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)    The annual meeting of stockholders (the “Annual Meeting”) of the Company was held on June 24, 2014.

(b)    At the Annual Meeting, the Company’s stockholders (a) elected the five nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Election of Directors”), (b) approved amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (“Plan Amendments”), (c) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Auditor Ratification”), and (d) approved, on an advisory basis, the compensation paid to the Company’s executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2014 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	33,179,200	354,189	22,225	3,020,426
Robert A. Ettl	31,689,384	1,843,997	22,233	3,020,426
Michael J. Foster	33,171,016	362,081	22,517	3,020,426
Richard K. Matros	31,181,432	956,981	1,417,201	3,020,426
Milton J. Walters	33,046,331	485,566	23,717	3,020,426

Plan Amendments

For	Against	Abstain	Broker Non-Votes
29,041,509	4,451,564	62,541	3,020,426

Auditor Ratification

For	Against	Abstain
36,164,592	357,508	53,940

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
32,946,584	519,199	89,831	3,020,426

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits.

10.1+	Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan, effective April 2, 2014.

+ Designates a management compensation plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer
Dated: June 24, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1+	Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan, effective April 2, 2014.

+ Designates a management compensation plan, contract or arrangement.